Exhibit 99.1

FOR IMMEDIATE RELEASE

Central Garden & Pet Announces Resignation of Chief Financial Officer and Appointment of Acting CFO

WALNUT CREEK, CALIFORNIA, August 4, 2015 — Central Garden and Pet Company (NASDAQ: CENT) (NASDAQ: CENTA), a leading innovator, marketer and producer of quality branded products for the lawn and garden and pet supplies markets, today announced the resignation of Lori Varlas, Senior Vice President and Chief Financial Officer. Ms. Varlas is leaving the Company effective September 2, 2015 and has accepted a senior level position at another company. She will be staying through the month of August to ensure a smooth transition and subsequently, will provide services under her post-employment agreement.

The Board of Directors has named David N. Chichester as Acting Chief Financial Officer. Mr. Chichester has served for 13 years on Central’s Board as Audit Committee Financial Expert. Mr. Chichester has an extensive background in corporate finance having served as CFO or held senior finance positions of several companies including Starbucks and Marriott Corporation. He brings significant financial management, accounting, disclosure, and risk assessment experience to the Acting CFO role.

“On behalf of the Board of Directors and the entire company, I want to thank Lori for her invaluable contributions,” said John Ranelli, President & CEO of Central Garden & Pet. “Lori leaves us as a stronger Company. She has assembled an experienced and talented financial team that will help us ensure a seamless transition until we name a permanent successor. I wish her continued success in her future endeavors.” Ranelli added, “I look forward to working with David in his new role as we continue to execute on our growth strategy”

About Central Garden & Pet

Central Garden & Pet Company is a leading innovator, marketer and producer of quality branded products for the lawn & garden and pet supplies markets. Committed to new product innovation, our products are sold to specialty independent and mass retailers. Participating categories in Lawn & Garden include: Grass seed and the brands PENNINGTON®, SMART SEED® and THE REBELS®; wild bird feed and the brand PENNINGTON®; weed and insect control and the brands AMDRO®, SEVIN®, IRONITE® and OVER-N-OUT®; and decorative outdoor patio products under the PENNINGTON® brand. We also provide a host of other regional and application-specific garden brands and supplies. Participating categories in Pet include: Animal health and the brands ADAMS™ and ZODIAC®; aquatics and reptile and the brands OCEANIC®, AQUEON® and ZILLA®; bird & small animal and the brands KAYTEE®, SUPER PET® and CRITTER TRAIL®; dog & cat and the brands TFH™, NYLABONE®, FOUR PAWS®, PINNACLE® and AVODERM®; and equine and the brands FARNAM®, BRONCO® and SUPER MASK®. We also provide a host of other application-specific pet brands and supplies. Central Garden & Pet Company is based in Walnut Creek, California, and has approximately 3,300 employees, primarily in North America. For additional information on Central Garden & Pet Company, including access to the Company’s SEC filings, please visit the Company’s website at www.central.com.

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995: The statements contained in this release which are not historical facts, including earnings guidance for the fourth quarter and fiscal 2015 and expectations for future favorable results are forward-looking statements that are subject to risks and uncertainties that could cause actual results to differ materially from those set forth in or implied by forward-looking statements. All forward-looking statements are based upon the Company’s current expectations and various assumptions. There are a number of risks and uncertainties that could cause our actual results to differ materially from the forward-looking statements contained in this release including, but not limited to, the following factors:

•	seasonality and fluctuations in the Company’s operating results and cash flow;

•	fluctuations in market prices for seeds and grains and other raw materials and the Company’s ability to pass through cost increases in a timely manner;

•	adverse weather conditions;

•	dependence on a small number of customers for a significant portion of our business;

•	uncertainty about new product innovations and marketing programs;

•	dependence on management and the ability to execute on our succession plan; and

•	competition in our industries

These risks and others are described in the Company’s Securities and Exchange Commission filings. The Company undertakes no obligation to publicly update these forward-looking statements to reflect new information, subsequent events or otherwise.

Contact: Steve Zenker

VP of Investor Relations & Communications

Central Garden & Pet Company

925.948.3657

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